SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934


Filed by the Registrant

Check the appropriate box:
	Definitive proxy statement


		HORMEL FOODS CORPORATION
		(Name of Registrant as Specified in its Charter)

		L. D. GORDEN - DIRECTOR OF TAXES
		(Name of Person Filing Proxy Statement)

	(1) Title of each class of securities to which transaction applies:

		Not Applicable

	(2) Aggregate number of securities to which transaction applies:

		Not Applicable
	(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

		Not Applicable

	(4) Proposed maximum aggregate value of transaction:

		Not Applicable

HORMEL FOODS CORPORATION
AUSTIN, MINNESOTA



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS







To The Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Hormel Foods Corporation, a Delaware corporation, will be held in the Richard L. Knowlton Auditorium of the Austin High School, Austin, Minnesota, on Tuesday, January 28, 1997, at 8:00 p.m. for the following purposes:

1.	To elect a board of fifteen directors for the ensuing year.

2.	To vote on ratification of appointment, by the Board of Directors, of Ernst & Young as independent auditors for the fiscal year which will end October 25, 1997.

3.	To vote on a proposed amendment of the Hormel Foods Corporation
1991 Key Employee Stock Option and Award Plan to enable options and awards granted under the Plan to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed December 2, 1996, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.


By order of the Board of Directors



T. J. LEAKE
Secretary

December 30, 1996

HORMEL FOODS CORPORATION
1 HORMEL PLACE
AUSTIN, MINNESOTA 55912








PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on January 28, 1997. The shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the meeting. If no directions are specified, the shares will be voted for the election of directors recommended by the Board of Directors, for the appointment of Ernst & Young as independent auditors for the next fiscal year, and for the proposed amendment to the Hormel Foods Corporation 1991 Key Employee Stock Option and Award Plan. Any person giving a proxy may revoke it at any time before it is exercised by contacting the Secretary of the Company.

The expenses of soliciting proxies will be paid by the Company. If it appears necessary or advisable, proxies may be solicited at Company expense personally, or by telephone or telecopy, by directors, officers and other employees who will not receive additional compensation. The Company will also reimburse brokerage firms, and other custodians, nominees and fiduciaries, for their reasonable out-of-pocket expenses in sending proxy materials to beneficial owners. Your cooperation in promptly signing and returning the enclosed proxy will help to avoid additional expense.

The Company had 77,392,529 shares of Common Stock outstanding as of December 2, 1996. Each share of stock is entitled to one vote. The Company has no other class of shares outstanding. Only common stockholders of record at the close of business as of December 2, 1996, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Shares represented by abstentions are counted in the same manner as shares submitted with a "withheld" or "no" vote in tabulations of the votes cast on proposals presented to stockholders, whereas shares represented by broker nonvotes are deemed not present, and therefore, not counted for purposes of determining whether a proposal has been approved. This proxy statement and form of proxy are first being mailed to stockholders on or about December 30, 1996.


STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Any stockholder intending to present a proposal at the Annual Meeting of Stockholders to be held in 1998 must arrange to have the proposal delivered to the Company not later than September 30, 1997, in order to have the proposal considered for inclusion in the proxy statement and the form of proxy for that meeting.

Additionally, the Company's Bylaw 5 provides certain requirements which must be met in order for a stockholder to bring any business or nominations for election as Directors for consideration at the annual meeting of stockholders, whether or not the business or nomination is requested to be included in the proxy statement and proxy. Those requirements include a written notice to the Secretary of the Company to be received at the Company's principal executive offices at least ninety (90) days before the date that is one year after the prior year's annual meeting. For business or nominations intended to be brought to the Annual Meeting of Stockholders to be held in 1998, that date is October 29, 1997.


ELECTION OF DIRECTORS

It is intended that the persons named as proxies in the enclosed proxy will vote for the election of the fifteen nominees named below to hold office as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualify. In the event any of such nominees should become unavailable for any reason, which the Board of Directors does not anticipate, it is intended that the proxies will vote for the election of such substitute persons, if any, as shall be designated by the Board of Directors. Directors are elected by a plurality of the votes cast. The fifteen candidates receiving the highest number of votes will be elected.


NOMINEES FOR DIRECTORS
[CAPTION]

		Principal	Year
		Occupation	First
 		and Five Year	Became a
Name	Age	Business Experience	Director

JOHN W. ALLEN	66	Professor and Director of the Food Industry Alliance,	1989
		Michigan State University

ERIC A. BROWN*	50	Vice President, Grocery Products 1987 to 1993; Senior	1997
		Vice President, Meat Products 1993 to 1997; Group
		Vice President Prepared Foods Group since 1997

JAMES W. COLE*	62	Group Vice President, Foodservice Group	1990

WILLIAM S. DAVILA	65	President Emeritus of The Vons Companies, Inc.	1993
		since 1992

DAVID N. DICKSON*	53	Group Vice President, International and Corporate 	1990
		Development

E. PETER GILLETTE, JR.	62	Commissioner of Minnesota's Department of Trade	1996
		and Economic Development from 1991 to 1995;
		President, Piper Trust Company and Vice Chairman
		of the Board, Piper Capital Management Inc. since 1995

LUELLA G. GOLDBERG	59	Chair, Board of Trustees, Wellesley College, 1985 to 1993; 	1993
		Acting President, Wellesley College, July 1, 1993 to
		October 1, 1993; Trustee, Wellesley College; 1978 to 1996;
		Trustee Emerita, Wellesley College; Director, Minnesota
		Orchestral Association; Chair, Board of Trustees, University
		of Minnesota Foundation; Member, Board of Overseers,
		University of Minnesota Carlson School of Management

DON J. HODAPP*	58	Executive Vice President and Chief Financial Officer  	1986
		since 1992

JOEL W. JOHNSON*	53	President, 1992 to 1993; President and Chief Operating 	1991
		Officer, 1993; President and Chief Executive Officer,
		1993 to 1995; Chairman, President and Chief Executive
		Officer since 1995

GERALDINE M. JOSEPH	73	Former United States Ambassador to the Netherlands;	1974-1978
		Senior Fellow Emeritus, Hubert H. Humphrey Institute 	1981
		of Public Affairs, 1984 to 1993; Director, German
		Marshall Fund of the U.S.; Director, National
		Democratic Institute for International Affairs;
		Advisory Committee Member, Humphrey Policy Forum;
		Director, Minnesota International Center

STANLEY E. KERBER*	59	Group Vice President, Meat Products Group 	1990

EARL B. OLSON	81	Chairman of the Board, Jennie-O Foods, Inc. 	1987
		(A wholly owned subsidiary of the Company since 1986)

GARY J. RAY*	50	Executive Vice President of Operations since 1992	1990

RAY V. ROSE	73	Food Industry Consultant	1981

ROBERT R. WALLER, M.D.	59	Professor of Ophthalmology, Mayo Medical School; 	1993
		President and Chief Executive Officer, Mayo Foundation;
		Executive Committee Chair, Board of Trustees,
		Mayo Foundation; Chair, Mayo Foundation
		for Medical Education and Research

*Messrs. Brown, Cole, Dickson, Hodapp, Johnson, Kerber, and Ray are members of the Executive Committee of the Board of Directors.

Mr. Allen is a member of the Board of Directors of Alliance
Associates, Inc., Coldwater, Michigan, and Beverage America, Inc., Holland, Michigan.

Mr. Davila is a member of the Board of Directors of The Vons
Companies, Inc., Los Angeles, California, Wells Fargo Bank, San
Francisco, California, and Pacific Gas and Electric, San Francisco,
California.

Mrs. Goldberg is a member of the Board of Directors of Reliastar
Financial Corporation, TCF Financial Corporation, and the Piper Funds Complex, all of Minneapolis, Minnesota.

Mr. Johnson is a member of the Board of Directors of Meredith
Corporation, Des Moines, Iowa, and Ecolab Inc., St. Paul, Minnesota.

No family relationship exists between any of the nominees for director of the Company.


COMPENSATION OF DIRECTORS

Directors who are not employees of the Company receive a retainer of $23,000 and $1,200 for attendance at each Board Meeting. In addition, a fee of $500 or $1,000, depending upon location and duration of meeting, is paid for attendance at committee meetings. The Chairpersons of the Audit, Compensation, and Nominating Committees each receive an additional $2,000 per year. Additionally, each February 1, each nonemployee director receives a grant of 1,000 options at fair market value, and an award of $5,000 worth of Restricted Shares. Directors who are employees of the Company receive $100 for each Board Meeting they attend, which has remained unchanged since 1934.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

The Board of Directors met six times during the last fiscal year. All of these meetings were regular, scheduled meetings.

The Company has Audit, Personnel, Compensation, and Nominating
Committees of the Board of Directors.

The Audit Committee members are Mrs. Joseph, Chairperson, Mr. Allen,
Mr. Davila, and Mrs. Goldberg. The Committee met three times during the last fiscal year. The Audit Committee reviews the arrangement and scope of the audit, reviews the activities and recommendations of the Company's internal auditors, considers comments by the independent accountants with respect to the adequacy of internal control procedures and the consideration given or the corrective action taken by management, reviews internal accounting procedures and controls with the Company's financial and accounting staff and reviews nonaudit services provided by the Company's independent accountants.

The Company has a Personnel Committee consisting of Mr. Johnson,
Chairperson, Mr. Allen, Mr. Rose, and Dr. Waller. This Committee deals, among other things, with matters of management positions and the succession of management. The Committee met three times during the last fiscal year.

The Company has a Compensation Committee consisting of Mr. Rose,
Chairperson, Mr. Davila, and Mr. Gillette. The primary function of this Committee is to establish compensation arrangements for all officers of the Company and other senior management personnel. The Committee met four times during the last fiscal year.

The Company has a Nominating Committee, consisting of Dr. Waller, Chairperson, Mr. Johnson, Mrs. Joseph, and Mrs. Goldberg. Board of Director nominees are proposed by the Nominating Committee, which will consider nominees recommended by stockholders. Stockholder recommendations should be sent to the Secretary of the Company for forwarding to the Nominating Committee. The Committee met three times during the last fiscal year.




PRINCIPAL SHAREHOLDERS

Information as to the persons or groups known by the Company to be beneficial owners of more than five percent of the Company's voting securities, as of October 26, 1996, is shown below:

	Name and Address	Amount	Percent
Title of Class	of Beneficial Owner	Beneficially Owned	of Class

Common Stock	The Hormel Foundation (1)	32,030,778	41.32%
	501 16th Avenue NE
	Austin, MN 55912

(1) The Hormel Foundation holds 2,540,748 of such shares as individual owner and 29,490,030 of such shares as trustee of various trusts.
The Hormel Foundation, as trustee, votes the shares held in trust.
The Hormel Foundation has a remainder interest in all of the shares held in trust. The remainder interest consists of corpus and accumulated income in various trusts which are to be distributed when the trusts terminate upon the death of designated beneficiaries, or upon the expiration of twenty-one years after the death of such designated beneficiaries.

	The Hormel Foundation was converted from a private to a public foundation on December 1, 1980. The Certificate of Incorporation and Bylaws of the Foundation provide for a Board of Directors, a majority of whom represent nonprofit agencies to be given support by the Foundation. Each member of the Hormel Foundation has equal voting rights.

	Members of The Hormel Foundation are: Chairman, Richard L. Knowlton, retired Chairman of the Board of Hormel Foods; Jerry A. Anfinson,
Certified Public Accountant, Austin; Amy J. Baskin, Executive
Director, United Way of Austin, Inc.; Donald R. Brezicka, St. Olaf
Hospital Administrator, representing the St. Olaf Hospital
Association, Austin; Don J. Hodapp, Executive Vice President and
Chief Financial Officer of Hormel Foods; Kermit F. Hoversten,
Attorney, representing the City of Austin; William R. Hunter, retired Executive Vice President of Hormel Foods; James G. Huntting,
Jr., retired President of Huntting Elevator Company of Austin; Joel
W. Johnson, Chairman, President and Chief Executive Officer of
Hormel Foods; James R. Mueller, Executive Director, Cedar Valley
Rehabilitation Workshop, Inc., Austin; J. Doug Myers, representing the Austin Public Education Foundation Inc.; Raymond B. Ondov,
Attorney, Austin; Neil A. Perry, Executive Director, Young Men's
Christian Association, Austin; Gary J. Ray, Executive Vice President of Hormel Foods; H. O. Schmid, Director, Hormel Institute, Austin, representing the University of Minnesota; Robert J. Thatcher, retired Treasurer of Hormel Foods, representing the Austin Community Scholarship Committee; and Ed C. Wilson, Jr., Officer in Charge, The Salvation Army of Austin.


SECURITY OWNERSHIP OF MANAGEMENT

Information as to beneficial ownership of the Company's equity securities by directors, nominees, and executive officers of the Company as of October 26, 1996, is shown below:

	Name of	Amount	Percent
Title of Class	Beneficial Owner	Beneficially Owned (1)	of Class

Common Stock	John W. Allen (2)	7,824	*

Common Stock	Eric A. Brown (2) (3) (5)	143,645	*

Common Stock	James W. Cole (2) (5)	132,891	*

Common Stock	William S. Davila (2)	9,333	*

Common Stock	David N. Dickson (2) (5)	80,574	*

Common Stock	E. Peter Gillette, Jr.	1,000	*

Common Stock	Luella G. Goldberg (2)	9,883	*

Common Stock	Don J. Hodapp (2) (3) (4) (5)	247,642	*

Common Stock	Joel W. Johnson (2) (4) (5)	327,439	*

Common Stock	Geraldine M. Joseph (2) (3)	9,361	*

Common Stock	Stanley E. Kerber (2) (3) (5)	158,922	*

Common Stock	Earl B. Olson (2)	331,089	*

Common Stock	Gary J. Ray (2) (3) (4) (5)	202,192	*

Common Stock	Ray V. Rose (2)	7,889	*

Common Stock	Robert R. Waller, M.D. (2)	4,867	*

Common Stock	All Directors and Executive (6)	2,464,371	3.12%
	Officers as a Group

(1) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares of the Company's Common Stock have sole voting and investment power with respect to said shares. Holdings are rounded to the nearest full share.

(2) The total number of shares of the Company's Common Stock beneficially owned by the following persons includes the following number of shares subject to immediately exercisable options: Mr. Allen - 5,000; Mr. Brown - 95,000; Mr. Cole - 115,000; Mr. Davila -
4,000; Mr. Dickson - 65,000; Mrs. Goldberg - 3,000; Mr. Hodapp - 154,000; Mr. Johnson - 310,000; Mrs. Joseph - 5,000; Mr. Kerber -
95,000; Mr. Olson - 5,000, Mr. Ray - 154,000; Mr. Rose - 5,000; and
Dr. Waller - 4,000.

(3) The total number of shares of the Company's Common Stock beneficially owned by the following nominees for election as directors includes the following number of shares of the Company's Common Stock beneficially owned by members of their respective households: Mr. Brown - 400; Mr. Hodapp - 19,069; Mrs. Joseph - 1,013; Mr. Kerber - 30,000; and Mr. Ray - 56.

(4) Does not include any shares owned by The Hormel Foundation, of which Mr. Johnson, Mr. Hodapp, and Mr. Ray are members.

(5) Shares listed as beneficially owned include, where applicable, shares allocated to participants' accounts under the Hormel Tax Deferred Investment Plan 401(k)A and the Company's Founders' Fund Plan, and a pro-rata share of unallocated shares held in the Company's Joint Earnings Profit Sharing Trust for the benefit of participants.

(6) As of October 26, 1996, all directors and executive officers as a group owned beneficially 1,770,000 shares subject to immediately exercisable options. Shares listed as beneficially owned include, where applicable, shares allocated to participants' accounts under the Hormel Tax Deferred Investment Plan 401(k)A and the Company's Founders' Fund Plan and a pro-rata share of unallocated shares held in the Company's Joint Earnings Profit Sharing Trust for the benefit of participants.

*	Less than one percent.


EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee (the "Committee") consists exclusively of nonemployee directors, and is responsible for setting and administering the policies that govern the compensation of executive officers of the Company, including the five executive officers named in this proxy statement. The Committee also administers the Company's stock option plans and Operators' Share Incentive Compensation Plan.

Philosophy/Objectives

The Committee's objective is to attract and retain the most highly qualified executive officers in a manner which provides incentives to create stockholder value. This objective is accomplished by establishing compensation which is calculated to attract and retain the best management talent available while at the same time providing both significant risk and opportunity for reward based on Company performance.

Executive officer Annual Compensation as related in the Summary Compensation Table on page 10 consists of salary and formula bonus determined by Company earnings under the Company's Operator Share Incentive Compensation Plan. Long Term Compensation is provided by stock options which provide longer term compensation opportunities based on increases in the value of the Company's stock. In its considerations, except as noted below, the Committee does not assign quantitative relative weights to different factors or follow mathematical formulae. Rather, the Committee exercises its discretion and makes a judgment after considering the factors it deems relevant. The Committee believes that it has set compensation at appropriate levels which reflect each executive's contribution to achieving the Company's goals and in a manner that ties the executive's earning opportunity to the welfare of the Company's stockholders.

In the Committee's view, it is in the Company's best interest to offer compensation opportunities which enable the Company to compete with other American industrial companies for the most effective talent available. However, it is also the Committee's view that such opportunities should involve compensation which is significantly "at risk" to the fortunes of the Company. For that reason, while total Annual Compensation is targeted to place an executive's total compensation at the 75th percentile of the compensation reported by a consultant retained by the Company as described below, the proportion of formula bonus in the compensation mix will generally increase as the executive officer's responsibilities and compensation increase. In the case of the five executive officers named in the Summary Compensation Table, the "at risk" formula bonus exceeds salary for each of the reported years.

Executive Officer Annual Compensation: Salary and Operators'
Share Incentive Plan

Salary is the weekly cash payment which is assured to the executive officer as part of the employment relationship.

The formula bonus determined by Company earnings under the Company's Operators' Share Incentive Compensation Plan is an amount equal to the after tax earnings per share reported by the Company at fiscal year end on the Company's Common Stock multiplied by a designated number of assumed shares ("Operators' Shares"). Operators' Shares do not constitute any form of equity ownership in the Company, and are limited to a method for calculating compensation. The level of salary and number of Operators' Shares is determined annually in the following manner in the case of each executive officer.

Each executive officer position has been rated based on evaluation criteria provided by an independent nationally recognized management compensation firm ("Consultant"). The Consultant has rated the Chief Executive Officer ("CEO") position and, with input from the CEO, has rated the major officer positions reporting directly to the CEO, including all executive officers named in the Summary Compensation Table. Other executive positions within the Company are rated by a job evaluation committee currently comprising the Company's two Executive Vice Presidents, a Group Vice President, and the Company's Vice President of Human Resources, utilizing the Consultant as a resource.

The rating of each executive officer position is a measurement of job content expressed in numerical points, measuring qualitative attributes of the position using a methodology developed by the Consultant. The Consultant annually assigns a range of compensation values to those numerical ratings using Consultant's data base drawn from surveys of several hundred American companies in a variety of industries. The Committee has determined that it is appropriate and in the Company's best interest to set the policy guideline for Company compensation at the 75th percentile of the range of compensation provided by the Consultant for a given numerical rating. Once the level of compensation is established, the appropriate amount is provided through a combination of salary and Operators' Shares. A significant percentage of that compensation for all executive officers is provided by awarding Operators' Shares. For purposes of determining the number of Operators' Shares to be awarded, Operators' Shares are valued based on a three year average of Company earnings. The basic concept underlying Operators' Shares has been used by the Company since 1932 as a significant component of executive compensation. Compensation from Operators' Shares exceeded salary for each executive officer named in the Summary Compensation Table in each of the past three fiscal years.

In addition to the salary and Operators' Shares described above, Annual Compensation may include a discretionary cash bonus proposed by the CEO for a small group of executive officers which the Committee has the authority to accept or reject, and a bonus provided by the Committee for the CEO. In the case of selected executive officers below the CEO responsible for sales and marketing groups, the receipt of the bonus depends on achieving the predetermined pretax profit goal for the group reporting to the executive officer. In the case of other executive officers below the CEO, receipt of the bonus depends upon the Committee's acceptance of the CEO's recommendation based on the CEO's assessment of the executive officer's performance. The Committee has accepted the CEO's recommendation in each of the last three fiscal years.


Executive Officer Long-Term Compensation: Stock Option Plan

Acting as the Committee administering the Company's 1991 Key Employee Stock Option and Award Plan, the Committee reviews recommendations from the CEO for the grant of options or Restricted Shares to executive officers (other than the CEO) and other eligible recommended employees. The Committee's determination of option grants reflected in the Summary Compensation Table took into consideration the executive officer's past grants, compensation level, contributions to the Company during the last completed fiscal year, and potential for contributions in the future. (No Restricted Shares were awarded during any of the last three fiscal years.)

Options are granted at the market price of the Company stock at date of grant, and provide compensation to the optionee only to the extent the market price of the stock increases between the date of grant and the date the option is exercised. Options are intended to provide long term compensation tied specifically to increases in the price of the Company's stock.

The total number of options granted in each year, which may vary from year to year, bears a general relationship to the total number of options authorized by the Company's stockholders divided by the number of years in the term of the Plan under which the options are awarded. While options are generally awarded based on the influence an executive position is considered by the Committee to have on stockholder value, the number of options awarded may vary up or down from prior year awards based on the level of an individual executive officer's contribution to the Company in a particular year, based on the recommendation of the CEO.


Chief Executive Officer Compensation

The cash compensation of the CEO is established by the Committee in generally the same way as cash compensation is determined for other executive officers, and the Committee employs generally the same criteria for option grants and Restricted Share awards as apply to other executive officers, taking into consideration the CEO's responsibility for the total enterprise. Mr. Johnson received salary and formula bonus under the Operators' Share Incentive Compensation Plan, as described above.


Deductibility of Compensation Under Internal Revenue Code
Section 162 (m)

Section 162(m) of the Internal Revenue Code, adopted in 1993, imposes a $1 million cap, subject to certain exceptions, on the deductibility to a company of compensation paid to the five executive officers named in such company's proxy statement. The Committee has reviewed the Company's 1991 Key Employee Stock Option and Award Plan and has concluded that the Plan complies with the transitional rules under Section 162(m), so that any compensation realized from the exercise of stock options should not be affected by Section 162(m). Additionally, cash compensation voluntarily deferred by the executive officers named in this proxy statement under the Company's Deferred Compensation Plans is not subject to the Section 162(m) cap until the year paid. Thus, compensation paid this fiscal year subject to the Section 162(m) cap is not expected to exceed $1 million for any named executive officer. Therefore the Company believes it will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to the Company's named executive officers for fiscal year 1996. The Committee believes that in order for compensation realized from the exercise of stock options after January 28, 1997, to be exempt from the $1 million cap under Section 162(m), the stockholders must approve an amendment to the Company's 1991 Key Employee Stock Option and Award Plan placing a limit on individual option grants. Thus, acting on the Committee's recommendations, the Board of Directors is requesting such approval at the Annual Meeting of Stockholders to be held January 28, 1997.

The Committee continues to consider other steps which might be in the Company's best interest to comply with Section 162(m), while reserving the right to award future compensation which would not comply with the
Section 162(m) requirements for nondeductibility if the Committee concluded that this were in the Company's best interests.


THE COMPENSATION COMMITTEE

Ray V. Rose, Chairman
William S. Davila
E. Peter Gillette, Jr.


SUMMARY COMPENSATION TABLE

The following table sets forth the cash and noncash compensation for each of the last three fiscal years earned by or awarded to the Chief Executive Officer and the four other most highly compensated executive officers of the Company:

						Long Term Compensation
			Annual Compensation		Awards	Payouts
				Other
				Annual	Restricted	Securities
				Compen-	Stock	Underlying	LTIP	All Other
		Salary	Bonus	sation	Award(s)	Options/	Payouts	Compensa-
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)	SARs (#)(4)	($)	tion ($)(5)(6)

Joel W. Johnson 	1996	370,500	374,400	-	0	100,000	0	16,546
Chairman, President and 	1995	344,600	618,100	-	0	 40,000	0	17,332
Chief Executive Officer	1994	323,100	662,000	-	0	 40,000	0	16,474

Don J. Hodapp	1996	238,900	249,600	-	0	 50,000	0	10,878
Executive Vice President, and	1995	233,800	406,450	-	0	 22,000	0	11,920
Chief Financial Officer	1994	227,700	429,200	-	0	 22,000	0	11,938

Gary J. Ray	1996	197,300	218,400	-	0	 50,000	0	 9,388
Executive Vice President	1995	192,200	359,350	-	0	 22,000	0	10,224
	1994	186,100	383,000	-	0	 22,000	0	10,207

Robert F. Patterson	1996	177,400	197,600	-	0	 25,000	0	 8,262
Group Vice President	1995	175,700	290,450	-	0	 15,000	0	 9,528
	1994	165,300	352,200	-	0	 15,000	0	 9,154

Stanley E. Kerber	1996	177,400	192,400	-	0	 25,000	0	 8,262
Group Vice President	1995	176,600	282,600	-	0	 15,000	0	 9,214
	1994	171,400	319,500	-	0	 15,000	0	 9,166

(1)	 Includes director fee payments of $100 per meeting attended for each officer named in the table.

(2)	Includes payments under the Company's Operators' Share Incentive
Compensation Plan as well as annual discretionary bonuses. The amounts shown in the Table include those amounts voluntarily deferred by the named individuals under the Company's Deferred
Compensation Plans, which permit participants to voluntarily defer receipt of all or part of the payments currently due to the participant under the Operators' Share Incentive Compensation Plan.

(3)	There was no Other Annual Compensation exceeding the lesser of
$50,000 or 10% of total Annual Compensation in each of the years shown.

(4)	No SARs were awarded in 1994, 1995, or 1996.

(5)	The amount shown includes Company Joint Earnings Profit Sharing distributions which may be authorized by the Board of Directors in its discretion based on Company profits. The total amount of Company distributions declared available to all participants by the Board is allocated in the same proportion as each person's base weekly wage bears to the total base wage for all eligible persons. Payments to the executive officers named in the Table are calculated using the same proportional formula as is used for all eligible employees.
Joint Earnings Profit Sharing distributions were for Mr. Johnson $15,696 in 1996, $16,482 in 1995, and $15,624 in 1994; for Mr.
Hodapp $10,028 in 1996, $11,070 in 1995, and $11,088 in 1994; for
Mr. Ray $8,284 in 1996, $9,102 in 1995, and $9,072 in 1994; for Mr.
Patterson $7,412 in 1996, $8,364 in 1995, and $8,064 in 1994; and
for Mr. Kerber $7,412 in 1996, $8,364 in 1995, and $8,316 in 1994.
"All Other Compensation" also includes Company matching payments of up to $200.00 under the Company's Founders' Fund Plan and up to $650.00 under the Hormel Tax Deferred Investment Plan A. Both of these matching payments, in the same amount, are available to all other eligible employees. Company matching payments were for Mr. Johnson $200 and $650 in 1996, $200 and $650 in 1995, and $200 and
$650 in 1994; for Mr. Hodapp $200 and $650 in 1996, $200 and $650 in
1995, and $200 and $650 in 1994; for Mr. Ray $200 and $650 in 1996,
$200 and $650 in 1995, and $200 and $650 in 1994; for Mr. Patterson $200 and $650 in 1996, $200 and $650 in 1995, and $200 and $650 in
1994; and for Mr. Kerber $200 and $650 in 1996, $200 and $650 in
1995, and $200 and $650 in 1994. For Mr. Ray and Mr. Patterson "All Other Compensation" includes Company contributions to a disability insurance program which is available to all other eligible employees with benefits proportional to Annual Compensation. Mr. Ray received contributions of $254 in 1996, $272 in 1995, and $285 in 1994, and Mr. Patterson received $0 in 1996, $314 in 1995, and $240 in 1994.

(6)	None of the named executive officers held any Restricted Stock at year end.


STOCK OPTIONS TABLE

The following tables summarize option grants and exercises during 1996 to or by the Chief Executive Officer or the executive officers named in the Summary Compensation Table above, and the values of options granted during 1996 and held by such persons at the end of 1996.

Option/SAR Grants in Last Fiscal Year
		Potential Realizable Value at Assumed 	Prior
	Individual 	AnnualRates of Stock Price 	Columns
	Grants	Appreciation for Option Term	Annualized (4)
	_________________________________________________________	_________________________________________	____________________
	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise
	Options/SARs	Employees 	or Base
	Granted 	in Fiscal 	Price	Expiration
Name	(#)(1)	Year	($/Sh)	Date	0%($)(2)	5%($)(3) 	10%($)(3)	0%($) 	5%($)	10%($)
	___________	__________	_________	_________	_______	__________	__________	______	________	________
Joel W. Johnson 	100,000	13.21%	$23.875	11/21/05	$0	$1,501,486	$3,805,060	$0	$150,149	$380,506
Don J. Hodapp	 50,000	 6.61%	$23.875	11/21/05	$0	$750,743	$1,902,530	$0	  75,074	 190,253
Gary J. Ray	 50,000	 6.61%	$23.875	11/21/05	$0	$750,743	$1,902,530	$0	  75,074	 190,253
Robert F. Patterson	 25,000	 3.30%	$23.875	11/21/05	$0	$375,371	$, 951,265	$0	  37,537	  95,127
Stanley E. Kerber	 25,000	 3.30%	$23.875	11/21/05	$0	$375,371	$, 951,265	$0	  37,537	  95,127

Total potential realizable value for the five officers who received stock option grants is $3,753,714 and $9,512,650 respectively, under the 5% and 10% stock price growth assumptions. Assuming 5% and 10% stock price growth over a period of 10 years commencing November 21, 1995, the increase in total stockholder value from stock price appreciation alone for the average number of shares outstanding during fiscal year 1996 would be $1,148,733,230 and $2,911,115,546 respectively.

(1)	All options granted during the period were granted at the market value on the date of grant. No SARs were granted during the fiscal year ended October 26, 1996.

(2)	The SEC requires the columns which show 5% and 10% annual stock price appreciation over the option terms. The column which shows 0% appreciation is not required by the SEC.

(3)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(4)	Computed by dividing potential realizable value at the assumed annual rates of stock price appreciation by the term of the option. This column is not required by the SEC.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values (1)
			Number of Securities 	Value of Unexercised
			Underlying Unexercised 	In-the-Money
			Options/SARs at 	Options/SARs at Fiscal
			Fiscal Year End (#)(5)	Year End ($)(3)(4)(5)

	Shares Acquired 	Value	Exercisable/	Exercisable/
Name	on Exercise (#)	Realized ($)(2)(4)	Unexercisable	Unexercisable

Joel W. Johnson 	0	0	310,000/0	$432,500/0
Don J. Hodapp	0	0	154,000/0	169,000/0
Gary J. Ray	30,000	221,250	154,000/0	169,000/0
Robert F. Patterson	0	0000	100,000/0	115,000/0
Stanley E. Kerber	0	0000	95,000/0	113,750/0

(1)	There are no outstanding SARs.

(2)	Value realized represents the aggregate difference between the market value on the date of exercise and the applicable exercise price.

(3)	Unrealized value of in-the-money options at year end represents the aggregate difference between the market value at October 26, 1996 and the applicable exercise price.

(4)	The differences between market value and exercise price in the case of both value realized and unrealized value accumulate over what may be, in many cases, several years.

(5)	There are no unexercisable options.


PENSION PLAN

The Company maintains noncontributory defined benefit pension plans covering substantially all employees. Pension benefits for salaried employees are based upon the employee's highest five consecutive years of compensation (as described below) of the last 10 calender years of service and the employee's length of service. The Company also maintains a supplemental executive retirement plan that provides pension benefits calculated under the qualified defined benefit pension plan formula that exceed the annual benefit limitation for defined benefit plans qualifying under the Internal Revenue Code. Contingent on Mr. Johnson remaining employed by the Company until at least July 14, 2003, a Company-established plan will credit Mr. Johnson with deemed years of service for purposes of determining both the amount of and eligibility for retirement benefits under the Company's retirement plans. The following tabulation shows the estimated aggregate annual pension payable to an employee under the qualified defined pension plan and the supplemental executive retirement plan upon normal retirement at the end of fiscal year 1996 at age 65 under various assumptions as to final average annual compensation and years of service, and on the assumptions that the retirement plans will continue in effect during such time without change and that the employee will select a single life annuity option. The pension benefits shown below reflect an integration with Social Security benefits.

Average Annual
Compensation							Years of Service

           		15	     20	       25	      30       	35     40   	    45
$	250,000	$	57,311	$	76,415	$	95,519	$	114,623	$	133,726	$	152,830	$	171,934
$	500,000	$	117,311	$	156,415	$	195,519	$	234,623	$	273,726	$	312,830	$	351,934
$	750,000	$	177,311	$	236,415	$	295,519	$	354,623	$	413,726	$	472,830	$	531,934
$	1,000,000	$	237,311	$	316,415	$	395,519	$	474,623	$	553,726	$	632,830	$	711,934
$	1,250,000	$	297,311	$	396,415	$	495,519	$	594,623	$	693,726	$	792,830	$	891,934
$	1,500,000	$	357,311	$	476,415	$	595,519	$	714,623	$	833,726	$	952,830	$	1,071,934
$	1,750,000	$	417,311	$	556,415	$	695,519	$	834,623	$	973,726	$	1,112,830	$	1,251,934
$	2,000,000	$	477,311	$	636,415	$	795,519	$	954,623	$	1,113,726	$	1,272,830	$	1,431,934

The compensation for the purpose of determining the pension benefits consists of Annual Compensation and Restricted Stock Awards. The years of credited service for individuals listed in the Summary Compensation Table are: 5 years for Mr. Johnson; 30 years for Mr. Hodapp; 28 years for Mr. Ray; 32 years for Mr. Patterson and 41 years for Mr. Kerber.


COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total shareholder return on the Company's Common Stock during the five fiscal years preceding October 26, 1996, with the Standard & Poor's 500 Stock Index and the Standard & Poor's Food Group Index (assuming the investment of $100 in each vehicle on October 26, 1991, and the reinvestment of all dividends during such period).



Comparison of Five Year Cumulative Total Return
Among Hormel Foods Corporation, S & P 500 Index, and S & P Food
Group Index



OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES,
AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Persons serving as members of the Compensation Committee during fiscal year 1996 were William S. Davila, Ray V. Rose, and E. Peter Gillette, Jr. None of such persons was an officer or employee of the Company or any of its subsidiaries during fiscal 1996, was formerly an officer of the Company or any of its subsidiaries or had any other relationship with the Company or any of its subsidiaries requiring disclosure under the applicable rules of the SEC.


SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and any persons holding more than 10 percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by those dates during 1996.
In making these disclosures, the Company has relied on the representations of its directors and officers and copies of the reports that they have filed with the Commission.
Based on those representations and reports, the Company believes that during the fiscal year ended October 26, 1996, all Section 16(a) filing requirements applicable to its directors, officers and ten percent shareholders were met, except for the following late filings relating to the just completed fiscal year and the prior fiscal year. Mr. Richard A. Bross, Vice President of the Company, inadvertently omitted reporting transactions in an Employee Stock Purchase Plan, resulting in a late report of sixty-seven shares on Form 3, twenty purchases of one or less shares each reported late on Form 4, and dividend reinvestments reported late on Form 5. Dr. Forrest D. Dryden, Vice President of the Company, had a late report of dividend reinvestments on Form 5.


APPROVAL OF APPOINTMENT OF AUDITORS

Subject to ratification by the stockholders, the Board of Directors has appointed Ernst & Young, independent public accountants, to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year which will end October 25, 1997. Ernst & Young are the present public auditors and have served as public auditors for the Company since 1931. Representatives of the firm are expected to be present at the meeting and will be afforded an opportunity to make a statement, if they desire to do so and be available to respond to appropriate questions. Management is not aware of any direct or indirect financial interest or any other connections Ernst & Young may have with the Company or its subsidiaries except the usual professional status of an independent auditor.

Audit services rendered by Ernst & Young for the fiscal year ended October 26, 1996, included the examination of the financial statements of the Company and its subsidiaries, review of certain documents filed by the Company with the Securities and Exchange Commission, and examination of the financial statements of various employee benefit plans.

The affirmative vote of the majority of the shares of Common Stock represented at the meeting shall constitute ratification. The Board of Directors recommends a vote FOR the proposal to approve the appointment of Ernst & Young.


PROPOSAL TO AMEND THE HORMEL FOODS CORPORATION
1991 KEY EMPLOYEE STOCK OPTION AND AWARD PLAN

The Board of Directors recommends stockholder approval of the proposed amendment to the Hormel Foods Corporation 1991 Key Employee Stock Option and Award Plan (the "Plan") under which the Company offers shares of its Common Stock and options to purchase shares of its Common Stock to key employees of the Company and its subsidiaries. Options granted under the Plan are not intended to be incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

Proposal

In November of 1996, the Board of Directors approved an amendment to the Plan subject to shareholder approval, relating to Section 162(m) of the Code. Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to a corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. A large part of the Company's executive officers' compensation which could exceed the $1 million limitation is associated with stock options. The Company proposes to amend the Plan by adding a new Section 21 as follows:

21. Option and Award Limitations under the Plan. No participant under this Plan may be granted an Option or award (or Options or awards), the value of which is based solely on an increase in the value of the Common Stock after the date or dates of grant of such Option or award (or Options or awards), for more than 300,000 shares of Common Stock (subject to adjustment as provided in Section 15), in the aggregate, in any single calendar year. The foregoing annual limitation specifically includes the grant of any Options or awards representing qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

Limiting the number of options and awards that may be granted in any calendar year will allow the Company to continue to deduct the compensation attributable to options granted under the Plan in calculating its tax liability.

The amendment to limit the number of options and certain other awards under the Plan that may be made to any employee in any calendar year is necessary in order to allow the Company to deduct fully certain compensation to executive officers attributable to such options or awards. Under Section 162(m) of the Code, one of the requirements that must be satisfied, in order for certain executive compensation related to options or certain other awards under the Plan to be "qualified performance-based compensation" not subject to the $1,000,000 cap, is that the Company must place a limit on the number of shares subject to awards that may be granted to an employee during any calendar year under the Plan. The Board of Directors believes that is is important for the Company to take all steps reasonably necessary to ensure that the Company will be able to take all available tax deductions with respect to compensation resulting from stock options and certain other awards made under the Plan.

If the amendment to the Plan is approved by the Company's stockholders, such amendment will be effective immediately. If the amendment is not approved, it will not take effect, and no further grants or awards will be made under the Plan to the Company's Chief Executive Officer and the four other most highly compensated executive officers.

Summary of the 1991 Plan

General. The Plan is intended to promote the stock ownership in the Company among certain key employees of the Company and its subsidiaries who are important to the success and growth of the business of the Company and its subsidiaries, to help the Company and its subsidiaries attract and retain the services of such key employees, and to more closely align the interests of such key employees with the interests of other stockholders of the Company by grants to such key employees of options to acquire Common Stock and by awards to such key employees of shares of Common Stock subject to certain restrictions ("Restricted Shares"). Stock Appreciation Rights ("SARs") may also be granted with respect to any such options. Options and Restricted Shares also may be granted or awarded under the Plan to any prospective employee of the Company and its subsidiaries, conditioned and effective upon employment. The Plan is not qualified under Section 401 of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The Plan was adopted by the Board of Directors on October 22, 1990, and approved by the stockholders on January 29, 1991. Subject to adjustment for recapitalization as provided in Section 15 of the Plan, a maximum of 3,842,606 shares of Common Stock of the Company may be issued pursuant to options granted and Restricted Shares awarded under the Plan, and a maximum of 1,537,042 shares may be issued in any calendar year.

The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). All grants of options and SARs, and awards of Restricted Shares are in the discretion of the Committee.

All provisions of the Plan applicable to options apply with equal effect to SARs. SARs may be exercised only when the underlying options are exercisable, although the term of the SAR exercise period may be less than the time period during which the corresponding option may be exercised. The failure to exercise an SAR within the exercise terms shall not affect the optionholder's right to exercise the associated option. If an SAR is exercised, the number of shares of Common Stock remaining subject to the associated option is reduced accordingly. SARs may be settled in cash, Common Stock or a combination of cash and Common Stock as the Committee may determine in its discretion. There are certain limitations on the timing of the exercise of SARs.

At the time of award of Restricted Shares, a certificate representing the number of shares of Common Stock subject to the award will be issued and held by the Company for the account of the grantee. The grantee shall have all rights of a stockholder during the restricted period, including the right to vote and receive dividends on the Common Stock, but will not have the right to sell, transfer or encumber the Restricted Shares until the expiration of the restricted period. If the grantee's employment with the Company terminates for any reason before the expiration of the restricted period, all of the Restricted Shares shall be forfeited. At the end of the restricted period, the stock certificate shall be released to the grantee, free from any restrictions. The Committee may impose additional restrictions on an award of Restricted Shares.

The per share exercise price for any option may not be less than the fair market value of a share of Common Stock on the date the option is granted. Prior to the adoption of new Section 21, there was no limitation on the number of shares of Common Stock which an employee may be granted an option to purchase or awarded as Restricted Shares, except that no employee may be granted an option to purchase shares of Common Stock or awarded Restricted Shares in excess of the number of shares remaining available for option grants under the Plan.

The Committee may grant options, with or without associated SARs, that are exercisable in full at any time or from time to time, in installments, upon the occurrence of specified events or as otherwise determined in its discretion. No options or SARs may be exercised more than ten years from the date of grant, or such shorter term as may be specified by the Committee. The term of the unexercised portion of any option shall expire one year following the death of the optionee, upon the termination of the optionee's employment with the Company for cause, three months following the termination of the optionee's employment with the Company other than by reason of disability, retirement or for cause (except that the Committee may permit the option to continue for a longer period not extending beyond the initial expiration date), upon a determination by the Committee that the optionee has breached a confidentiality or noncompete policy of the Company or at such other time as provided by the Plan or stock option agreement or as determined by the Committee or Board of Directors. Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares. Any shares of Common Stock subject to an option which expires or is terminated shall again be available under the Plan.

Options, SARs and Restricted Shares are not assignable or transferable except at death by will or the laws of descent and distribution. During the life of the optionee, an option, along with any SARs, shall be excercisable only by such person or by such person's guardian or legal representative.

An optionee shall have no rights as a stockholder with respect to the shares of Common Stock unless and until certificates for Common Stock are issued to the optionee. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon a participant any continuing employment rights.

The Plan shall remain in effect until February 1, 2001. No options or SARs shall be granted or Restricted Shares awarded under the Plan after its termination. The Board of Directors may amend, modify, suspend or terminate the Plan at any time, except that no such action shall, without the consent of the participant, adversely affect the participant's rights under options or Restricted Shares previously granted or awarded.

Federal Income Tax Matters.The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. Options granted under the Plan are not intended to qualify as incentive stock options under Section 422A of theCode. The grant of an option or SAR is not expected to result in any taxable income for the recipient. Upon exercising an option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option.

With respect to other awards granted under the Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Special rules may apply in the case of individuals subject to Section
16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state tax obligations.

Board Recommendation

The Board of Directors recommends a vote FOR the proposal to amend the Plan. The affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the proposal. Unless otherwise instructed, proxies will be voted in favor of the amendment.


OTHER MATTERS

The management of your Company does not know of any matters to be presented at the meeting other than those mentioned above. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

By order of the Board of Directors


T. J. LEAKE
Secretary
December 30, 1996


PROXY CARD  -  SIDE ONE

HORMEL FOODS CORPORATION
1 Hormel Place
Austin, MN  55912

PROXY
This proxy is solicited on behalf of the Board of Directors.
The undersigned hereby appoints Joel W.
Johnson, Don J. Hodapp,
Gary J. Ray or a majority thereof present, or if only

one be present, then that one, with full power of substitution, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Hormel Foods Corporation held of record by the undersigned on December 2, 1996, at the Annual Meeting of Stockholders to be held on January 28, 1997, or any adjournment thereof.

1.   ELECTION OF DIRECTORS
FOR all nominees listed below
WITHHOLD AUTHORITY


(except as marked to the
contrary below)
(to vote for all
nominees)

John W. Allen, Eric A. Brown, James W. Cole, William S.
Davila, David N. Dickson, E. Peter Gillette, Jr.,
Luella G. Goldberg, Don J. Hodapp, Joel W. Johnson,
Geraldine M. Joseph, Stanley E. Kerber, Earl B. Olson,
Gary J. Ray, Ray V. Rose, Robert R. Waller, M.D.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

__________________________________________________________
__________________________________________________

2.	PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG
AS THE INDEPENDENT AUDITORS OF THE CORPORATION.
	FOR  AGAINST
	ABSTAIN

3.	PROPOSAL TO AMEND THE HORMEL FOODS CORPORATION 1991
KEY EMPLOYEE STOCK OPTION AND AWARD PLAN.
	FOR  AGAINST
	ABSTAIN

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
BEFORE THE MEETING. 	YES  NO




PROXY CARD  -  SIDE TWO
__________________________________________________________
__________________________________________________


SHARES   _________________
This proxy when properly executed will be voted in the
manner directed herein by the undersigned stockholder.  If
no direction is made, the proxy will be voted FOR
Proposals 1, 2 and 3.
Please sign exactly as name appears below.  When shares
are
held
by
joint
tenant
s,
both
should
sign.
When
signin
g as
attorn
ey,
execut
or,
admini
strato
r,
truste
e or
guardi
an,
please
give
full
title
as
such.
If a
corpor
ation,
please
sign
in
full
corpor
ate
name
by
Presid
ent
or
other
author
ized
office
r.  If
a
partne
rship,
please
sign
in
partne
rship
name
by
author
ized
person
 .
Dated January _______, 1997
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EXHIBIT 1


EXHIBIT A
HORMELFOODS CORPORATION
1991 KEY EMPLOYEE STOCK OPTION AND AWARD PLAN
(As Amended Through January 28, 1997)

1.	Purpose.
	The Hormel Foods Corporation 1991 Key Employee Stock Option and Award Plan (the "Plan"), the terms of which are set forth below, is intended to promote stock ownership in Hormel Foods Corporation (the "Company") by certain key employees of the Company and its subsidiaries who are important to the success and growth of the business of the Company and its subsidiaries, to help the Company and its subsidiaries attract and retain the services of such key employees, and to more closely align the interests of such key employees with the interests of other shareholders of the Company, by awards to such key employees of options (the "Options"), which may or may not have stock appreciation rights ("SARs") associated with them, to acquire common stock, $.1172 par value per share, of the Company (the "Common Stock") and by awards to such key employees of Common
Stock subject to restrictions as hereinafter provided (the "Restricted Shares"). For the purposes of the Plan the term "subsidiary" shall mean any entity of which the Company owns, directly or indirectly, fifty percent or more of the equity.

2.	Effective Date and Term of the Plan.
	(a)	The Plan shall become effective when approved by the
Board of Directors of the Company (the "Board of Directors").
	(b)	Unless sooner terminated, the Plan shall remain in
effect from the date of its approval until February 1, 2001. No Option shall be granted and no award of Restricted Shares shall be made under the Plan after its termination. Termination of the Plan shall not affect any Option or SAR previously granted or award of Restricted Shares previously made. Options and SARs granted prior to the termination of the Plan shall remain in effect until their exercise or expiration in accordance with their terms, and awards of Restricted Shares shall remain in effect until the restrictions on such shares lapse according to their terms or until forfeited in accordance with the terms and conditions of the award.

3.	Common Stock Subject to the Plan.
	(a)	Subject to adjustment as provided in Section 15, the
aggregate number of shares of Common Stock to be delivered upon exercise of all Options or SARs granted under the Plan and which may be awarded as Restricted Shares shall not exceed 5% of the issued shares (including shares held in treasury) and no more than 2% of such issued shares shall be subject to Option grants or Restricted Share awards made in any one calendar year.
	(b)	If any Option granted under the Plan expires or is sur-
rendered without having been exercised in full, the number of shares of Common Stock as to which the Option has not been exer-
cised shall become available for further grants or awards under the Plan.
	(c)	If any award of Restricted Shares is forfeited in
accordance with the terms and conditions of such award, the
Restricted Shares so forfeited shall become available for further grants or awards under the Plan.
	(d)	Upon exercise of an Option, SAR or an award of
Restricted Shares, the Company may issue authorized but unissued shares of Common Stock, transfer shares of Common Stock held in its treasury, or both.  There shall be reserved at all times for use under the Plan the maximum number of shares of Common Stock
(either authorized but unissued shares or issued shares held in the treasury of the Company, or both) subject to Options that may be granted and awards of Restricted Shares that may be made under the Plan.
	(e)	Shares of Common Stock issued upon the exercise of an
Option or an award of Restricted Shares shall be fully paid and nonassessable.
	(f)	No fractional share of Common Stock shall be issued
upon exercise of an Option under the Plan.

4.	Administration of the Plan.
	(a)	Committee.  The Plan shall be administered by a commit-
tee appointed by at least a majority of the whole Board of Direc-
tors (the "Committee").  The Committee shall consist of not less than three nonemployee members of the Board of Directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3
(as in effect on the date hereof and as may be amended during the term of this Plan) of the rules and regulations promulgated by the Securities and Exchange Commission pursuant to its authority granted under the Securities and Exchange Act of 1934, as amended ("Rule 16b-3").
	(b)	Authority.  Subject to certain specific limitations and
restrictions set forth in the Plan, the Committee shall have the authority: (i) to grant options to purchase Common Stock to such key employees of the Company and its subsidiaries as the
Committee shall select (a key employee receiving an Option grant is hereinafter referred to as an "Optionee"); (ii) to make
awards of Restricted Shares to such key employees of the Company and its subsidiaries as the Committee shall select (a key
employee receiving an award of Restricted Shares is hereinafter referred to as a "Grantee"); (iii) to make all determinations necessary or desirable for the administration of the Plan
including, without limitation, the number of shares of Common
Stock that may be purchased under an Option, the period during which an Option may be exercisable, the price at which an Option may be exercisable, the period during which an Optionee must remain in the employ of the Company prior to the exercise of an
Option, the number of shares of Common Stock that may be awarded as Restricted Shares, the period during which Restricted Shares shall remain subject to restrictions and the nature and type of restrictions that may be imposed on Restricted Shares; (iv) to correct any defect, supply any omission or reconcile any
inconsistency in the Plan or in any Option, SAR or award of
Restricted Shares granted or awarded under the Plan, in a manner that the Committee deems necessary or desirable; (v) to amend any Option or SAR granted or award of Restricted Shares made under the Plan, subject to the provisions of the Plan except to
increase the total number of shares of Common Stock that may be purchased under Option, paid in respect of any SAR and awarded as Restricted Shares (except as provided in Section 15), reduce the
Option price (except as provided in Section 15), or extend the period during which an Option or SAR is exercisable beyond ten years from the grant thereof; (vi) to grant to Optionees in
exchange for their surrender of Options, new Options containing such other terms and conditions as the Committee, in its
discretion and subject to the provisions of the Plan, shall deem necessary or desirable; (vii) to accelerate the exercisability of Options or SARs and the lifting of any restrictions imposed on Restricted Shares by action taken at the time of Option grant or Restricted Share award or at any time thereafter during the term of such grant or award; and (viii) to determine the form of
payment to be made upon the exercise of an SAR as provided in
Section 12, which payment may be either cash, Common Stock of the Company, or a combination thereof. Any determination made by the Committee in connection with its administration of the Plan shall be conclusive and binding upon all Optionees and Grantees, unless otherwise determined by a majority of the disinterested members of the Board of Directors.
	(c)	Procedure.  All determinations of the Committee shall
be made by not less than a majority of its members present at a meeting at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of busi-ness. The Board of Directors may, at any time with or without cause, by resolution remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and in such places as it may determine. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a writing which sets forth the action is signed by each member of the Committee and filed with the minutes of the proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to service as a member of the Committee. Service as a member of the Committee shall constitute service as a member of the Board of Directors so that members of the Committee shall be entitled to indemnification for their ser-vice as members of the Committee to the full extent provided for service as members of the Board of Directors.

5.	Eligibility.
	(a)	The Committee shall determine the key employees of the
Company and its subsidiaries to whom Options shall be granted or Awards of Restricted Stock shall be made and, subject to Sections 3(a), 6(c), 13, 15 and 21, the number of shares of Common Stock that may be purchased under each Option or may be awarded under each award of Restricted Shares.
	(b)	In determining the key employees to whom Options shall
be granted or awards of Restricted Shares shall be made and the number of shares of Common Stock subject to Options or awards of Restricted Shares, the Committee shall consider the office or position held by the employee, the employee's degree of
responsibility for, and contribution to, the growth and success of the Company and its subsidiaries, the employee's length of service, and such other factors as the Committee may deem proper and relevant.
	(c)	Options may be granted and awards of Restricted Shares
may be made under the Plan to any employee or prospective employee (conditioned and effective upon employment) of the Company and its subsidiaries. Employees who are also officers or directors of the Company or any of its subsidiaries, except for members of the Committee, shall be eligible to receive Options and awards of Restricted Shares under the Plan.

6.	Option Grants.
	(a)	General.  Each Option granted under the Plan shall be
evidenced by a stock option agreement (the "Stock Option
Agreement").  The Stock Option Agreement shall be subject to the terms and conditions of the Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with the Plan, as the Committee may deem necessary or desirable.  The Committee may, at any time, amend a Stock
Option Agreement, subject to the provisions of the Plan.
Appropriate officers of the Company are hereby authorized to execute (by manually fixed signature or by facsimile) and deliver
Stock Option Agreements, and amendments thereto, in the name of the Company.
	(b)	Option Price.  The Option price of each share of Common
Stock purchasable under an Option granted under the Plan shall be determined by the Committee at the time the Option is granted and shall be specified in the Stock Option Agreement.  The Option price shall be not less than the fair market value of a share of
Common Stock as determined on the date the Option is granted.
The fair market value of a share of Common Stock for purposes of determining the Option price, and for any other purpose under this Plan, shall be the closing price of such Common Stock on the
New York Stock Exchange (or on the principal exchange on which it is then listed if other than the New York Stock Exchange) on the nearest date preceding the date on which such value is to be determined on which such Common Stock is traded.  If the Common
Stock is not listed on a stock exchange but is quoted on NASDAQ, the "fair market value" of a share of Common Stock shall be equal to the last sale (National Market System) or the average between the highest bid and lowest asked prices for a share of Common
Stock (National List) as quoted on NASDAQ on the nearest date preceding the date on which such value is to be determined on which a sale (National Market System), or highest bid and lowest asked prices (National List), as the case may be, was or were quoted.  If the Common Stock is not listed or quoted as described in the immediately preceding sentence, then the "fair market value" of a share of Common Stock shall be equal to the average last bid and last asked prices as reported by the National Stock Quotation Bureau, Inc.
	(c)	Number of Shares of Common Stock.  Each Stock Option
Agreement shall specify the number of shares of Common Stock which the Optionee may purchase. There shall be no limitation on the number of shares of Common Stock which an Optionee may be granted the Option to purchase, except that no Optionee may be granted an Option to purchase shares of Common Stock in excess of the number of shares remaining available for Option grants and awards of Restricted Shares under the Plan, or in excess of the limit specified in Section 21.

7.	Exercise of Options.
	(a)	Exercisability.  Subject to the terms and conditions of
the Plan, including the limitations and restrictions set forth in Sections 6 and 9, each Option granted under the Plan shall be exercisable at such time or times, upon the occurrence of such event or events, for such period or periods, in such amount or amounts, and upon the satisfaction of such conditions, as the
Committee shall determine and specify in the Stock Option Agree-
ment.
	(b)	Terms and Conditions of Exercise.  In addition to the
terms and conditions set forth in Section 7(a), the exercise of the Option shall be subject to such terms and conditions as shall be specified by the Committee in the Stock Option Agreement, including, without limitations, terms and conditions relating to notice of exercise, forms of payment including without limitation shares of Common Stock, date the Option is deemed exercised, delivery of shares and withholding of taxes.
	(c)	Payment.  Payment of the Option price can be made (i)
in cash (including a check acceptable to the Company), (ii) by delivering already owned shares of Common Stock, (iii) by electing to have the Company retain Common Stock which would be otherwise issued on exercise of the Option, (iv) any combination of (i)-(iii), or (v) any other method of payment determined by the Committee from time to time including, without limitation, promissory notes or other property having a fair market value on the exercise date equal to the Option price, all subject to the approval of the Committee, and to such rules as the Committee may adopt. In determining the number of shares of Common Stock nec-essary to be delivered to or retained by the Company, such Common
Stock shall be valued at fair market value as determined pursuant to Section 6(b). Any election to deliver shares or cause the Company to retain shares must be made at or prior to the time of exercise of the Option and will be irrevocable.

8.	Tax Withholding.
	Subject to such rules as the Committee may adopt not incon-sistent with the provisions of the Plan, including such rules as are necessary to assure compliance with Rule 16b-3 for tendering or retaining Common Stock in payment of taxes:
	(a)	The Company shall have the right to withhold from any
payments made under the Plan or to collect as a condition of pay-
ment, any taxes required by law to be withheld.  At any time when an Optionee or Grantee, as the case may be, is required to pay the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option or
SAR for stock, or the lapse of restrictions on Restricted Shares, the Optionee or Grantee, as the case may be, may satisfy this obligation in whole or in part by electing to deliver shares of
Common Stock already owned or to have the Company retain from the distribution shares of Common Stock (the "Election"). The value of the shares to be delivered or withheld shall be based on the fair market value of the Common Stock, as provided in Section
6(b), on the date that the amount of tax required to be paid shall be determined ("Tax Date").
	(b)	Each Election must be made at or prior to the Tax Date.
The Committee may provide at the time of grant with respect to any Option, SAR or Restricted Shares that the right to make Elec-
tions shall not apply to such Option, SAR or Restricted Shares.
An Election is irrevocable.
	(c)	The Election may be made regarding the amount of tax
required by law to be withheld with respect to the Option exer-
cise, or SAR exercise for stock, or lapse of restrictions on
Restricted Shares, or, if permitted by the Committee, such higher payment as the participant elects to make up to the maximum fed-
eral, state, and local marginal tax rates, including any related
FICA obligation, applicable to the participant and the particular transaction. The Election can include delivering previously owned stock, whether or not received through the exercise of a prior Option, or SAR for stock, or the lapse of restrictions on Restricted Shares. Any fractional share amount will be settled in cash.
	(d)	If an Optionee's Tax Date is deferred for six months
from the date of exercise and the Optionee makes a share with-holding Election under this Section 8, he will initially receive the full amount of shares, but will be unconditionally obligated to surrender to the Company on the Tax Date the proper number of shares to satisfy minimum withholding requirements, or such higher payment as he may have elected, plus cash for any frac-tional share.

9.	Expiration of Options.
	The unexercised portion of any Option granted under the Plan shall automatically and without notice expire and become null and void at the time of the earliest to occur of the following:
	(i)	the expiration of ten years from the date on which the
Option is granted or such shorter term as may be specified in the Stock Option Agreement;
	(ii)	the expiration of three months, or such longer period
not extending beyond the expiration date provided in the Stock
Option Agreement as the Committee may determine in any particular case, from the date of termination of the Optionee's employment with the Company or its subsidiaries other than by reason of dis-ability or retirement (as such terms are defined in the Company's Exempt Employees' Pension Plan and in the Company's long-term disability plan, respectively), death or for cause;
	(iii)	the expiration of the period specified in the
Stock Option Agreement following the termination of the
Optionee's employment with the Company or its subsidiaries on account of disability or retirement (as such terms are defined in the Company's Exempt Employees' Pension Plan and in the Company's long-term disability plan, respectively) unless the Committee otherwise provides;
	(iv)	the expiration of one year following the death of the
Optionee, if death occurs during the Optionees employment with the Company or its subsidiaries, or if death occurs after
termination of employment, provided that the Optionee was
entitled to exercise the Option pursuant to Clause (ii) or (iii)
above at the time of death;
	(v)	the termination of the Optionees employment with the
Company or its subsidiaries if such termination is for cause; the Committee or the Board of Directors shall have the rights to determine what constitutes cause and such determination shall be conclusive and binding on the Optionee; or
	(vi)	the determination by the Committee or the Board of
Directors that the Optionee has breached a confidentiality or noncompete policy or agreement of the Company or of a subsidiary applicable to him (which shall include any such policy adopted by the Committee pertaining to Optionees), any such determination to be conclusive and binding on the Optionee.

10.	Nontransferability of Options and SARs.
	No Option or SAR, if any, granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, an Option shall be exercisable only by the Optionee. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment or similar process, any Option other than as permitted above, shall be null and void and of no effect.

11.	Optionee to Have No Rights as Stockholder.
	Until an Optionee has made payment of the Option price and any applicable withholding taxes have been paid or otherwise sat-isfied, and the Optionee has had issued to him a certificate or certificates for the shares of Common Stock acquired, the Optionee shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the Option.

12.	Stock Appreciation Rights.
	(a)	Grant.  At the time of grant of an Option under the
Plan, or at any time thereafter, the Committee, in its
discretion, may grant to the holder of such Option an SAR for all or any part of the number of shares covered by the holders
Option.  Any such SAR may be exercised as an alternative, but not in addition to, an Option granted hereunder, and any exercise of an SAR shall reduce an Option by the same number of shares as to which the SAR is exercised. An SAR granted to an Optionee shall provide that such SAR, if exercised, must be exercised within the time period specified therein.  Such specified time period may be less than (but may not be greater than) the time period during which the corresponding Option may be exercised. An SAR may be exercised only when the corresponding Option is eligible to be exercised. The failure of the holder of an SAR to exercise such
SAR within the time period specified shall not reduce such
holders Option rights.  If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding Option, the Committee may later grant to the
Optionee an additional SAR covering additional shares; provided, however, that the aggregate amount of all SARs held by any
Optionee shall at no time exceed the total number of shares
covered by such Optionees unexercised Options.
	(b)	Exercise.  The holder of any Option which by its terms
is exercisable who also holds an SAR may, in lieu of exercising his Option, elect to exercise his SAR, subject, however, to the limitation on time of exercise hereinafter set forth. Such SAR shall be exercised by the delivery to the Company of a written notice which shall state that the Optionee elects to exercise the
SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, such holder requests be paid in Common Stock of the Company. The Committee shall promptly cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock of the Company, or any combination of cash and stock as the Committee may determine.  Such determination may be either in accordance with the request made by the holder of the
SAR or in the sole and absolute discretion of the Committee.  The
SAR exercise amount is the excess of the fair market value of one share of the Company's Common Stock on the date of exercise over the per share Option price for the Option in respect of which the
SAR was granted multiplied by the number of shares as to which the SAR is exercised.  For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in
Section 6(b) herein. An SAR may be exercised only when the SAR exercise amount is positive.
	(c)	Other Provisions of Plan Applicable.  All provisions of
this Plan applicable to Options granted hereunder shall apply with equal effect to an SAR. No SAR shall be transferable otherwise than by will or the laws of descent and distribution and an SAR may be exercised during the lifetime of the holder thereof, only by such holder.

13.	Restricted Shares.
	Each award of Restricted Shares under the Plan shall be evi-denced by an instrument (the "Restricted Shares Agreement"). The Restricted Shares Agreement shall be subject to the terms and conditions of the Plan, may contain additional terms and conditions (which may vary from Grantee to Grantee) not
inconsistent with the Plan as the Committee may deem necessary and desirable, and shall comply with the following terms and conditions:
	(a)	The Committee shall determine the number of Restricted
Shares to be awarded to a Grantee.
(b)	At the time of award of Restricted Shares, a certifi-
cate representing the appropriate number of shares of Common
Stock awarded to a Grantee shall be registered in his name but shall be held by the Company or any custodian appointed by the
Company for the account of the Grantee subject to the terms and conditions of the Plan and the Restricted Shares Agreement. The Grantee shall have all rights of a stockholder as to such shares of Common Stock, including the right to receive dividends and the right to vote such Common Stock, subject to the following
restrictions:  (i) the Grantee shall not be entitled to delivery of the stock certificate until the expiration of the period of time during which the Restricted Shares are subject to the
restrictions contained in the Restricted Shares Agreement and in the Plan (the "Restricted Period"); (ii) none of the Restricted
Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii)
all of the Restricted Shares shall be forfeited and all rights of the Grantee to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Grantee remains in the continuous employment of the Company for the entire Restricted Period in relation to which such Restricted
Shares were granted, except as otherwise provided by the
Committee.  Any shares of Common Stock received as a result of a stock distribution to holders of Restricted Shares or as a stock dividend on Restricted Shares shall be subject to the same restrictions as such Restricted Shares.
(c)	At the end of the Restricted Period or at such earlier
time as otherwise provided by the Committee, all restrictions contained in the Restricted Shares Agreement and in the Plan shall lapse as to Restricted Shares granted in relation to such Restricted Period, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions, shall be delivered to the Grantee, or his beneficiary or estate, as the case may be.
	(d)	There shall be no limitation on the number of shares of
Common Stock which a Grantee may be awarded except that no Grantee may be awarded shares of Common Stock in excess of the number of shares remaining available for Option grants and awards of Restricted Shares under the Plan, or in excess of the limit specified in Section 21.

14.	Limitation on Issue or Transfer of Shares.
	Notwithstanding any provision of the Plan or the terms of any Option or SAR granted or award of Restricted Shares made under the Plan, the Company shall not be required to issue any shares of Common Stock or transfer on its books and records any shares of Common Stock if such issue or transfer would, in the judgment of the Committee, constitute a violation of any state or Federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange. An Optionee desiring to exercise an Option may be required by the Company, as a condition of the effectiveness of any exercise of an Option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

15.	Change in Capital Structure.
	(a)	Recapitalization.  If the number of issued shares of
the Common Stock of the Company shall, at any time, be increased or decreased as a result of a subdivision or consolidation of shares, stock dividend, stock split, recapitalization, merger, consolidation or other corporate reorganization in which the
Company is the surviving corporation, the number and kind of shares subject to the Plan or to any Option previously granted, the Option price and the number of Restricted Shares awarded shall be appropriately adjusted by the Committee in order to prevent dilution or enlargement of outstanding Option grants or Restricted Share awards. Any fractional shares resulting from such adjustments shall be eliminated.
	(b)	Merger, Consolidation or Tender Offer.  In the event of
a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the
Company is the surviving corporation), a sale or transfer of all or substantially all of the assets of the Company, or a tender or exchange offer made by any corporation, person or entity (other than an offer made by the Company), the Committee, either before or after the event of a merger or consolidation of the Company, is authorized to take such action as it determines to be
necessary or desirable, in its sole discretion, with respect to
Options granted and awards of Restricted Shares made under the
Plan. Such action by the Committee may include (but shall not be limited to) the following:
	(i)	accelerating the full exercisability of an Option
and the lifting of the restrictions imposed on awards of
Restricted Shares during such period as the Committee shall
prescribe following the public announcement of such merger, consolidation, sale or transfer of assets, or tender or exchange offer;
	(ii)	permitting an employee who is an Optionee, a
Grantee, or both, at any time during such period as the
Committee shall prescribe in connection with such merger, consolidation, sale or transfer of assets, or tender or exchange offer, to surrender his Option(s), his award(s) of
Restricted Shares, or both, as the case may be (or any
portion thereof) to the Company in exchange for a cash
payment in an amount and in a manner determined by the
Committee; or
	(iii)	requiring an employee who is an Optionee, a
Grantee, or both, at any time in connection with such merger, consolidation, sale or transfer of assets, to surrender his Option(s), his award(s) of Restricted Shares or both, as the case may be (or any portion thereof) to the Company (A) in exchange for a cash payment as described in clause (ii), or (B) in exchange for a substitute option issued by the corporation surviving such merger or consolidation (or an affiliate of such corporation), or the corporation acquiring such assets (or by an affiliate of such corporation), which the Committee, in its sole discretion, determines to have a value substantially equivalent to the value of the Option, the award of Restricted Shares or both as the case may be (or portion thereof) surrendered.

16.	No Right to Continued Employment.
	Neither an Option or SAR granted nor an award of Restricted Shares made under the Plan shall confer upon an Optionee or Grantee any right to continued employment with the Company or its Subsidiaries, nor shall it interfere in any way with the right of the Company or its subsidiaries to terminate an Optionee's or Grantee's employment at any time.

17.	Application of Proceeds.
	The proceeds received by the Company from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

18.	Amendment, Suspension or Termination of the Plan.
	The Board of Directors may, at any time, amend, suspend or terminate the Plan and any Option or SAR granted or award of Restricted Shares made under the Plan in such respects as the Board of Directors shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any Optionee under any Option or SAR previously granted under the Plan, without the Optionees consent or which would impair the rights of any Grantee with respect to any Restricted Shares previously awarded to the Grantee without the Grantees consent.

19.	Governing Law.
	The Plan shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

20.	References.
	In the event of an Optionee's or Grantee's death or a judicial determination of his physical or mental incompetence, reference in the Plan to the Optionee or Grantee shall be deemed, where appropriate, to refer to his beneficiary or his legal representative.

21.	Limit on Options or Awards to Any Individual.
No participant under this Plan may be granted an option or award, the value of which is based solely on an increase in the value of the Common Stock after the date of grant of such option or award, for more than 300,000 shares (subject to adjustment as provided in Section 15), in the aggregate, in any one calendar year. The foregoing annual limitation specifically includes the grant of any options or awards representing qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.